November 14, 2014 04:07 ET

Air Industries Group (the "Company" or "Air Industries") Announces
Results for the Third Quarter and Nine Months ended September 30, 2014 and Schedules Third Quarter 2014 Earnings Conference Call on Monday, November 17, 10:00 am EST

BAY SHORE, NY -- (Marketwired – November 14, 2014 – Air Industries Group (NYSE MKT: AIRI)

Peter Rettaliata, President of Air Industries, commented: “Third quarter results were an improvement over the prior quarter as we generated marginal pre-tax income of $299,000 after a pre-tax loss of $109,000 for the second quarter.  Our EBITDA during the first nine months of 2014 more than covered our dividend and we anticipate that the core earnings power of our businesses will become more apparent in our fourth quarter and in 2015.

 “Air Industries responded to the realities of constrained military spending by increasing its focus on the commercial aerospace sector. As we previously announced we have been awarded a large commercial contract for products associated with the Pratt & Whitney Geared Turbofan jet engine, the largest individual contract we have ever received. We have manufactured the first articles of this complicated and difficult product and we look forward to increased production rates near the end of the 3rd quarter of 2015 and beyond.

“Reduced military spending particularly impacted Nassau Tool Works during the third quarter due to a delay in an expected Navy landing gear contract. This delay shifted delivery dates from the third to the fourth quarter of 2014 and into 2015, improving Nassau Tool Works’ backlog for 2015 and resulting in expectations for a rebound in revenue and profit in 2015. Welding Metallurgy also increased its backlog for 2015 as product ‘bookings’ for 2015 through September 2014 increased significantly to well above levels of September 2013.

 "We are confident that our results will improve in the fourth quarter and are also increasingly confident about 2015 due to increases in our backlog as a result of recent contract awards. Based upon near term projections predicated on orders in hand, we expect EBITDA to improve in the fourth quarter of this year, and this trend should continue next year.

“Reduced military spending has reduced revenue and profits for our industry, benefitting our acquisition program. We have been able to close acquisitions at attractive and accretive prices.  As previously announced, we recently acquired Eur-Pac Corporation of Waterbury Connecticut, and Electronic Connection Corporation of Bloomfield, Connecticut. We anticipate combining these operations at the Waterbury facility. On October 1, 2014 we announced the acquisition of AMK Technical Services of South Windsor Connecticut from Dynamic Materials Corporation. AMK provides sophisticated welding and machining services for GE, Pratt & Whitney, Honeywell, Rolls Royce, and others, expanding our presence in commercial jet engines and ground turbines.

“We previously announced a possible acquisition in the Southwest and while we continue to be in discussions with this company a transaction is not imminent as the seller is not willing to engage in a transaction that allows us to adhere to our acquisition metrics. We are in advanced stage discussions with a company specializing in machined parts for aircraft engines and in initial discussions with additional acquisition opportunities.”

Set forth at the end of this release is certain information from Air Industries’ condensed consolidated balance sheets as of September 30, 2014 (unaudited) and December 31, 2013, and its condensed consolidated statements of income for the three and nine months ended September 30, 2014 and 2013 (unaudited).

Air Industries will host a conference call on Monday November 17, 2014 at 10:00 a.m. Shareholders and other interested parties can participate by dialing in to the following numbers:

Toll Free (US & Canada)	1-888-556-4997

International Toll	1-719-325-2308

Access Code	6235296

EBITDA

The Company uses EBITDA as a supplemental liquidity measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com

AIR INDUSTRIES GROUP
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Current Assets
Cash and Cash Equivalents	$1,568,000	$561,000
Accounts Receivable, Net of Allowance for Doubtful Accounts of $1,084,000 and $783,000	8,806,000	8,584,000
Inventory	30,686,000	26,222,000
Deferred Tax Asset	1,310,000	1,051,000
Prepaid Expenses and Other Current Assets	209,000	510,000
Total Current Assets	42,579,000	36,928,000

Property and Equipment, net	5,743,000	6,523,000
Capitalized Engineering Costs - net of Accumulated Amortization of $4,184,000 and $3,879,000	693,000	752,000
Deferred Financing Costs, net, deposit and other assets	680,000	605,000
Intangible Assets, net	3,854,000	4,726,000
Deferred Tax Asset	947,000	185,000
Goodwill	4,620,000	453,000
TOTAL ASSETS	$59,116,000	$50,172,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes Payable and Capitalized Lease Obligations - Current Portion	$16,315,000	$14,969,000
Accounts Payable and Accrued Expenses	6,280,000	6,855,000
Lease Impairment - Current	60,000	71,000
Deferred Gain on Sale - Current Portion	38,000	38,000
Customer Deposit	174,000	251,000
Dividends Payable	-	717,000
Income Taxes Payable	382,000	1,496,000

Total Current Liabilities	23,249,000	24,397,000

Long-term liabilities
Notes Payable and Capitalized Lease Obligation - Net of Current Portion	3,191,000	2,527,000
Lease Impairment - Net of Current Portion	12,000	56,000
Deferred Gain on Sale - Net of Current Portion	418,000	447,000
Deferred Rent	1,189,000	1,132,000

TOTAL LIABILITIES	28,059,000	28,559,000

Stockholders' Equity
Preferred Stock Par Value $.001-Authorized 1,000,000 shares at September 30, 2014 and December 31, 2013, respectively, none issued and outstanding at September 30, 2014 and December 31, 2013, respectively	-	-
Common Stock - Par Value $.001- Authorized 25,000,000 shares at September 30, 2014 and December 31, 2013, respectively, 7,100,491 and 5,862,346 Shares Issued and Outstanding as of September 30, 2014 and December 31, 2013, respectively	7,000	6,000
Additional Paid-In Capital	44,905,000	36,799,000
Accumulated Deficit	(13,855,000)	(15,192,000)
TOTAL STOCKHOLDERS' EQUITY	31,057,000	21,613,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$59,116,000	$50,172,000

AIR INDUSTRIES GROUP
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net Sales	$15,154,000	$16,052,000	$43,967,000	$45,016,000

Cost of Sales	11,597,000	12,309,000	33,012,000	33,996,000

Gross Profit	3,557,000	3,743,000	10,955,000	11,020,000

Operating Expenses	2,997,000	2,712,000	8,909,000	7,733,000

Income from operations	560,000	1,031,000	2,046,000	3,287,000

Interest and financing costs	(260,000)	(281,000)	(867,000)	(1,027,000)
Other (expense) income, net	(1,000)	(11,000)	(64,000)	(97,000)
Income before benefit from income taxes	299,000	739,000	1,115,000	2,163,000

Benefit from income taxes	(81,000)	(1,795,000)	(222,000)	(876,000)

Net income	$380,000	$2,534,000	$1,337,000	$3,039,000

Income per share - basic	$0.05	$0.44	$0.21	$0.53
Income per share - diluted	$0.05	$0.43	$0.20	$0.52

Weighted average shares outstanding - basic	7,092,655	5,711,093	6,415,402	5,711,093
Weighted average shares outstanding - diluted	7,388,686	5,854,015	6,711,742	5,828,037